Supertex, Inc.	News Release
FOR IMMEDIATE RELEASE	Corporate Headquarters:
Dr. Henry C. Pao
President & CEO
408/222-8888

Supertex Reports Fourth Fiscal Quarter and Fiscal Year-end Results

Sunnyvale, CA (May 7, 2008) - Supertex, Inc. (NASDAQ GS: SUPX) today reported financial results for the fourth fiscal quarter and year ended March 29, 2008. Net sales for the fourth fiscal quarter were $19,621,000, a 3% decrease, compared to the prior quarter of $20,147,000 and a 14% decrease compared to $22,836,000 in the same quarter last year. On a GAAP basis, net income in the fourth fiscal quarter was $4,354,000, or $0.33 per diluted share, as compared with $3,677,000 or $0.26 per diluted share in the prior fiscal quarter, and $5,022,000 or $0.36 per diluted share in the same fiscal quarter of the prior fiscal year.

For the fiscal year ended March 29, 2008, net sales were $82,559,000 compared to $98,020,000 in the prior fiscal year, and on a GAAP basis, net income was $17,005,000, or $1.23 per diluted share, as compared with $21,427,000, or $1.53 per diluted share, in the prior fiscal year.

Non-GAAP earnings per diluted share for the fourth quarter of fiscal 2008 were $0.39, excluding pre-tax employee stock-based compensation of $850,000, compared with $0.30 in the prior quarter excluding pre-tax employee-stock based compensation of $535,000, and $0.38 in the same quarter of the prior fiscal year, excluding pretax employee-stock based compensation of $397,000.   For the fiscal year ended March 29, 2008, non-GAAP net income per diluted share, was $1.40, excluding pre-tax employee stock-based compensation of $2,545,000, as compared to $1.68 for the prior fiscal year, excluding pre-tax employee stock-based compensation of $2,419,000.

Dr. Henry C. Pao, President & CEO commented, “The sequential 3% reduction in our fourth fiscal quarter sales resulted from a general softness in the medical ultrasound equipment market and from orders valued at approximately $400,000 which we were not able to ship due to our suppliers delivering to us defective parts.  We believe that our suppliers have rectified their problems and expect to recover the lost revenue during the next two quarters. Sales of our LED driver ICs for general lighting, our new multi-segment electro-luminescent (EL) driver ICs, and our industrial product ICs ramped up nicely. In addition, our foundry business increased, but was more than offset by reduced demand of legacy EL driver ICs from our major cell phone customer.”

Dr. Pao further commented, “The defective parts not only reduced sales volume but also resulted in higher costs due to manufacturing inefficiencies, resulting in a margin loss of approximately $600,000 from lower yield and other costs. This, combined with unfavorable mix were the primary causes of our gross margin declining to 51% for the fiscal quarter from 56% in the prior quarter. For the fiscal year gross margin was 57%, or three percentage points lower sequentially, due to reduced sales, lower ASPs in medical ultrasound, and slightly unfavorable mix. For the year, our operating expenses were held flat, interest income increased, and our tax rate declined. During fiscal 2008, we also accelerated our stock buy-back program, repurchasing 1,173,000 shares in the open market for $27,370,000. Cash, cash equivalents and auction rate security investments decreased during fiscal 2008 by $17,656,000, however adjusting for the stock repurchase, this amount would have increased by $9,714,000. We reclassified our auction rate security investments in AAA rated student loan backed auction rate securities from short term to long term assets due to the recent auction failures. We have recorded a decline in the fair value of our auction rate securities of $4,069,000 due to their current illiquid market. They continue to pay relatively high tax-free interest rates. We consider the decline in fair value to be temporary and therefore have recorded it through accumulated other comprehensive loss in shareholders' equity and not as a charge to the income statement.

“Fiscal 2008 was a challenging year. We experienced a dramatic change in product mix due to a precipitous drop of $15,200,000 in legacy EL driver IC sales and a decline in foundry sales of $2,400,000. We managed to replace some of these shortfalls with increases in LED driver ICs, medical ultrasound high voltage pulsers, and multi-segment EL drivers totaling $4,100,000. We believe we have positioned the Company for future revenue growth. Our research and development activities continue to be on a pace of launching over thirty new products in calendar 2008, and we have expanded our sales organization in Japan and Hong Kong. We are especially encouraged by the market acceptance of our new medical ultrasound pulsers and lower cost analog switches, and we recently received design wins for our newest product in this focus market, the MD2130 Beam-former IC. Additionally, our LED driver ICs for general lighting and our multi-segment EL driver ICs for cell phone applications are gaining momentum.”

Dr. Pao added, “For the first fiscal quarter of 2009, with many of our new products going into volume production, we are very bullish on our growth potential and expect sales to grow between 5% and 10% due to strong bookings and a resulting healthy backlog of medical ultrasound analog switches and pulsers, LED driver ICs for general lighting market, and multi-segment EL driver ICs for the new handsets. Based on our current business plan, we expect good sequential sales growth for fiscal 2009, driven by our new medical ultrasound products and LED driver products for lighting, setting the stage for increased LED driver product sales for use in LCD TVs and computer screens as LED prices drop.”

Forward-Looking Statements:

The industry in which we compete is characterized by extreme rapid changes in technology and frequent new product introductions. We believe that our long-term growth will depend largely on our ability to continue to enhance existing products and to introduce new products and features that meet the continually changing requirements of our customers. All statements contained in this press release that are not historical facts are forward-looking statements. They are not guarantees of future performance or events. They are based upon current expectations, estimates, beliefs, and assumptions about the future, which may prove incorrect, and upon our goals and objectives, which may change. Often such statements can be identified by the use of the words such as "will," "intends," "expects," "plans," "believes," "anticipates" and "estimates". Examples of forward-looking statements include statements concerning our expected sales in the first fiscal quarter and entirety of fiscal 2009, both overall and in particular markets, our expectation that LED prices will drop, our belief that our research and development activities continue to be on a pace of launching over thirty new products during fiscal 2009, and our belief that the decline in value of our auction rate securities is temporary. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not guarantees of future performance or events but rather involve a number of risks and uncertainties including, but not limited to, whether our customers experience the demand we anticipate for their products based in part upon their input and our order backlog, whether the designed performance of our devices satisfies our customers' requirements so that they continue to design our devices into their products, whether our devices perform to their design specification, whether competitors introduce devices at lower prices than our devices causing price erosion, whether we are successful in our R&D efforts, and whether we encounter production issues in device manufacturing or moving new products from engineering into production, and  whether the auction rate securities market recovers adequately to allow investments to become liquid, as well as other risk factors detailed in our Form 8-K, 10-K, and 10-Q filings with the Securities and Exchange Commission. Due to these and other risks, our future actual results could differ materially from those discussed above. We undertake no obligation to publicly release updates or revisions to these statements that speak only as of this date.

Conference Call Details

The Company will host a conference call at 2:30 p.m. PDT (5:30 p.m. EDT) on May 7, 2008, following the earnings release.  President and CEO, Dr. Henry C. Pao, VP, Marketing, Ahmed Masood and VP, Finance & CFO, Phil Kagel, will present an overview of the fourth fiscal quarter and fiscal year financial results, discuss current business conditions, and then respond to questions.

The call is available live for any interested party by dialing 800-862-9098 (domestic) or 785-424-1051 (toll, international) before the scheduled start time and using “Supertex” as conference ID. A recorded replay will be available for 31 days immediately following the conference call until 11:59 P.M. EDT, June 7, 2008 at 800-839-5246 (domestic) and 402-220-2702 (toll, international).

About Supertex

Supertex, Inc. is a publicly held mixed signal semiconductor manufacturer, focused in high voltage products for use in the telecommunication, networking systems, flat panel display, medical and industrial electronics industries. Supertex product, corporate and financial information is readily available at our website: http://www.supertex.com.

For further information, contact Investor Relations at Supertex, Inc., 1235 Bordeaux Drive, Sunnyvale, California 94089, 408-222-8888 or visit our website at http://www.supertex.com.

Use of Non-GAAP Financial Information

To supplement our financial results presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP net income and diluted non-GAAP net income per share.  We present such non-GAAP financial measures in reporting our financial results to provide investors with an additional tool to evaluate our operating results.  Because these non-GAAP measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies.  These non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Our management uses each of the above non-GAAP financial measures internally to understand, manage and evaluate our business.  Our management believes it is useful for us and for investors to review, as applicable, both GAAP information, which includes employee stock-based compensation expense, and the non-GAAP measures, which exclude this information, in order to assess the performance of our core continuing businesses and for planning and forecasting in future periods.  Each of these non-GAAP measures are intended to provide investors with an understanding of our operational results and trends that more readily enables them to analyze our base financial and operating performance and facilitate period-to-period comparisons and analysis of operation trends.  Our management believes each of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making.

Our GAAP cost of sales and operating expenses include employee stock-based compensation determined in accordance with FAS 123R - Accounting for Stock Based Compensation.  Our non-GAAP financial measures reflect adjustments to exclude this employee stock-based compensation.  We believe cost of sales excluding share-based compensation, R&D expense excluding share-based compensation, and SG&A expense excluding share-based compensation are useful information for investors because comparative differences in the corresponding GAAP measures for different periods may reflect factors such as a different stock price when equity awards were made and different equity award practices rather than changes in the operation of the business.  Stock options are other equity compensation and are a key incentive we offer our employees. We believe they have contributed to the sales earned during the period and will contribute to our future sales generation.  Employee stock-based compensation expenses will recur in future periods.

SUPERTEX, INC.
CONSOLIDATED BALANCE SHEET INFORMATION
(unaudited)
	March 29, 2008	March 31, 2007
	(in thousands)
ASSETS
Cash and cash equivalents	$17,902	$22,652
Short term investments	6,827	116,264
Accounts receivable, net	13,197	12,793
Inventories	17,036	14,238
Deferred income taxes	9,401	8,123
Prepaid expenses and other current assets	3,647	2,172
Total current assets	68,010	176,242
Long term investments, net	96,531	-
Property, plant and equipment, net	9,916	8,651
Other assets	373	140
Deferred income taxes	2,521	899
TOTAL ASSETS	$177,351	$185,932

LIABILITIES
Trade accounts payable	$3,280	$4,120
Accrued salaries, wages and employee benefits	12,146	12,102
Other accrued liabilities	1,741	2,175
Deferred revenue	4,349	2,965
Income taxes payable	-	3,318
Total current liabilities	21,516	24,680
Income taxes payable, noncurrent	3,960	-
TOTAL LIABILITIES	25,476	24,680

SHAREHOLDERS' EQUITY
Common stock	54,968	54,741
Accumulated other comprehensive loss	(4,069)	-
Retained earnings	100,976	106,511
Total shareholders' equity	151,875	161,252
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$177,351	$185,932

SUPERTEX, INC.
CONSOLIDATED INCOME STATEMENT INFORMATION
(unaudited)
	Three Months Ended		Fiscal Years Ended
	(in thousands, except per share amounts)
	March 29, 2008	March 31, 2007	March 29, 2008	March 31, 2007
Net sales	$19,621	$22,836	$82,559	$98,020
Cost of sales(1)	9,567	9,669	35,578	39,671
Gross profit	10,054	13,167	46,981	58,349
Research and development(1)	3,972	3,350	14,953	14,645
Selling, general and administrative(1)	3,810	4,019	15,536	15,800
Income from operations	2,272	5,798	16,492	27,904
Interest and other income, net	1,562	1,688	5,988	5,594
Income before income taxes	3,834	7,486	22,480	33,498
Provision for (benefit from) income taxes	(520)	2,464	5,475	12,071
Net income	$4,354	$5,022	$17,005	$21,427
Net income per share
Basic	$0.33	$0.36	$1.25	$1.56
Diluted	$0.33	$0.36	$1.23	$1.53
Shares used in per share computation
Basic	13,130	13,793	13,585	13,715
Diluted	13,232	14,072	13,790	14,040

(1) Includes amortization of employee stock-based compensation as follows:
Cost of sales	$166	$54	$567	$302
Research and development	$390	$183	$1,053	$1,382
Selling, general and administrative	$294	$160	$925	$735

SUPERTEX, INC.
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(unaudited)
	Three Months Ended		Fiscal Years Ended
	(in thousands, except per share amounts)
	March 29, 2008	March 31, 2007	March 29, 2008	March 31, 2007
GAAP net income	$4,354	$5,022	$17,005	$21,427
Adjustment for stock-based compensation included in:
Cost of sales	166	54	567	302
Research and development	390	183	1,053	1,382
Selling, general and administrative	294	160	925	735
Subtotal	850	397	2,545	2,419
Tax effect of stock-based compensation	(96)	(140)	(296)	(205)
Non-GAAP net income excluding employee stock-based compensation	$5,108	$5,279	$19,254	$23,641

Non-GAAP net income per share:
Basic	$0.39	$0.38	$1.42	$1.72
Diluted	$0.39	$0.38	$1.40	$1.68
Shares used in per share computation
Basic	13,130	13,793	13,585	13,715
Diluted	13,232	14,072	13,790	14,040

SUPERTEX, INC.
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP INCOME PER SHARE
(unaudited)
	Three Months Ended		Fiscal Years Ended
	(in thousands, except per share amounts)
	March 29, 2008	March 31, 2007	March 29, 2008	March 31, 2007
Shares used in per share computation Diluted	13,232	14,072	13,790	14,040

DILUTED:
GAAP net income per share	$0.33	$0.36	$1.23	$1.53
Adjustments to reconcile net income to non-GAAP net income per share:
Employee stock based compensation effects included in:
Cost of sales	0.01	-	0.04	0.02
Research and development	0.03	0.02	0.08	0.10
Selling, general and administrative	0.03	0.01	0.07	0.05
Provision for income taxes	(0.01)	(0.01)	(0.02)	(0.02)
Non-GAAP net income per share excluding employee stock-based compensation	$0.39	$0.38	$1.40	$1.68